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                                                                   EXHIBIT 99(e)

                        KEYCORP STUDENT LOAN TRUST 2001-A

                              OFFICER'S CERTIFICATE


J P Morgan Chase Bank                                MBIA Insurance Corporation
fka, The Chase Manhattan Bank                        113 King Street
4 New York Plaza, 6th Floor                          Armonk, NY 10504
New York, NY 10004                                   ATTN: Data Administration
ATTN:  ABS Administration                            Phone (914) 765-3772
Phone: (212) 623-5437                                Fax:  (914) 765-3810
Fax:   (212) 623-5933

Key Bank USA, National Association
800 Superior Ave, 4th Floor
Cleveland, Ohio 44114
ATTN: Key Education Resources,
Student Loan Trust 2001A
Phone: (216) 828-9342
Fax:   (216) 828-9301


Pursuant to Section 3.09 of the Indenture between KeyCorp Student Loan Trust 2001-A, as Issuer, and The Chase Manhattan Bank, as Indenture Trustee, dated September 1, 2001, the undersigned hereby certifies that (i) a review of the activities of the Issuer from January 1, 2002 through December 31, 2002, and of its performance under the Indenture has been made, and (ii) to the best of my knowledge, based on such review, the Issuer has fulfilled all its obligations under the Indenture throughout such period.


                                         KEYCORP STUDENT LOAN TRUST 2001-A,
                                         as Issuer
                                         By:    Bank One, National Association
                                                as Eligible Lender Trustee


                                         By:    /S/ JEFFREY L. KINNEY
                                            -----------------------------------
Date: March 14, 2003                     Name:  Jeffrey L. Kinney
                                         Title: Vice President